UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 15, 2011

XO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13865 Sunrise Valley Drive
Herndon, Virginia 20171
(Address of Principal Executive Offices)

(703) 547-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 15, 2011, XO Holdings, Inc. (the “Company”) held its annual meeting of stockholders in New York, New York. At the meeting, stockholders considered and approved three proposals: i.) the election of seven directors to hold office until the 2012 annual meeting of stockholders and/or until their respective successors have been duly elected and qualified, ii.) to advise on executive compensation and iii.) to advise on the frequency of the advisory vote on executive compensation..  The proposals are described in more detail in the Company’s definitive proxy statement filed on April 29, 2011.

The voting tallies below represent 789,163,531 submitted proxies and ballots, approximately 96.1% of the outstanding voting rights of the Company entitled to vote at the meeting.

The vote results detailed below represent the final results as certified by the Inspector of Elections:

Proposal I

Election of directors for a one-year term.

Director	For	Withhold Authority
Carl C. Icahn	755,853,711	33,309,820
David S. Schechter	756,576,918	32,586,613
Vincent J. Intrieri	756,573,904	32,589,627
Daniel Ninivaggi	756,580,534	32,582,997
Robert Knauss	759,572,325	29,591,206
Fredrik Gradin	762,433,442	26,730,089
Harold First	762,424,848	26,738,683

Proposal II

To advise on executive compensation.

For	Against	Abstain
762,655,792	23,695,222	2,812,516

Proposal III

To advise on the frequency of the advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstain
785,770,675	69,042	77,938	3,245,875

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO HOLDINGS, INC.
By:	/s/ Laura W. Thomas
	Name:	Laura W. Thomas
	Title:	Senior Vice President and Chief Financial Officer

Date: June 20, 2011